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                         NOTICE OF GUARANTEED DELIVERY
                                      FOR
                        TENDER OF SHARES OF COMMON STOCK
                                       OF
                          BONRAY DRILLING CORPORATION



                 THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT
                      12:00 MIDNIGHT, NEW YORK CITY TIME,
           ON FRIDAY, FEBRUARY 7, 1997, UNLESS THE OFFER IS EXTENDED.



         This Notice of Guaranteed Delivery or a notice substantially equivalent hereto must be used to accept the Offer (as defined below) if certificates representing the common stock, $1.00 par value per share (the "Shares"), of Bonray Drilling Corporation, a Delaware corporation, are not immediately available or the procedure for book-entry transfer cannot be completed on a timely basis or time will not permit all required documents to reach Liberty Bank & Trust Company of Oklahoma City, N.A. (the "Depositary") prior to the Expiration Date (as defined in the Offer to Purchase). This Notice of Guaranteed Delivery may be delivered by hand or transmitted by facsimile transmission or mail to the Depositary. See Section 3 of the Offer to Purchase.

                        The Depositary for the Offer is:

              Liberty Bank & Trust Company of Oklahoma City, N.A.

         By Mail:                       By Facsimile:              By Hand/Overnight Courier:

 Stock Transfer Department     (For Eligible Institutions Only)    Stock Transfer Department
      P.O. Box 25848                    (405) 231-6058              9th Floor--Liberty Tower
 Oklahoma City, OK 73125             Confirm by Telephone              100 North Broadway
                                        (405) 231-6331              Oklahoma City, OK  73102


         DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE OR TRANSMISSION OF INSTRUCTIONS VIA FACSIMILE TRANSMISSION TO A NUMBER OTHER THAN AS SET FORTH ABOVE WILL NOT CONSTITUTE A VALID DELIVERY.

         THIS NOTICE OF GUARANTEED DELIVERY IS NOT TO BE USED TO GUARANTEE SIGNATURES. IF A SIGNATURE ON A LETTER OF TRANSMITTAL IS REQUIRED TO BE GUARANTEED BY AN "ELIGIBLE INSTITUTION" UNDER THE INSTRUCTIONS THERETO, SUCH SIGNATURE GUARANTEE MUST APPEAR IN THE APPLICABLE SPACE PROVIDED IN THE SIGNATURE BOX ON THE LETTER OF TRANSMITTAL.

         The Eligible Institution that completes this form must communicate the guarantee to the Depositary and must deliver the Letter of Transmittal and certificates for Shares to the Depositary within the time period shown herein. Failure to do so could result in a financial loss to the Eligible Institution.


              THE GUARANTEE ON THE REVERSE SIDE MUST BE COMPLETED
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Ladies and Gentlemen:

         The undersigned hereby tenders to Acquisition Drilling, Inc., a Delaware corporation and a wholly-owned subsidiary of DLB Oil & Gas, Inc., an Oklahoma corporation, upon the terms and subject to the conditions set forth in the Offer to Purchase dated January 10, 1997 (the "Offer to Purchase"), and in the related Letter of Transmittal (which, together with any amendments or supplements thereto, constitute the "Offer"), receipt of each of which is hereby acknowledged, the number of Shares indicated below pursuant to the guaranteed delivery procedures set forth in Section 3 of the Offer to Purchase.


--------------------------------------------------
  Number of Shares:
                    -------------------------
  Certificate Nos. (if available):

  -------------------------------------------

  Check ONE box if Shares will be tendered by book-entry transfer:

  [ ]  The Depository Trust Company
  [ ]  Philadelphia Depository Trust Company

  Account Number:
                  ---------------------------

  Date:                     ,1997
       ---------------------

--------------------------------------------------

--------------------------------------------------
 Name(s) of Record Holder(s):
                              ---------------

 --------------------------------------------
              (Please Type or Print)

 Address(es):
              -------------------------------

 --------------------------------------------
                                   (Zip Code)
 Area Code and Tel. No.:
 Signature(s):           --------------------

 --------------------------------------------

--------------------------------------------------

                THE GUARANTEE SET FORTH BELOW MUST BE COMPLETED

                                   GUARANTEE
                    (NOT TO BE USED FOR SIGNATURE GUARANTEE)

         The undersigned, an Eligible Institution (as such term is defined in Section 3 of the Offer to Purchase), hereby (a) represents that the above-named person(s) "own(s)" the Shares tendered hereby within the meaning of Rule 14e-4 under the Securities Exchange Act of 1934, as amended ("Rule 14e-4"), (b) represents that the tender of Shares effected hereby complies with Rule 14e-4, and (c) guarantees to deliver to the Depositary the certificates evidencing the Shares tendered hereby, in proper form for transfer, or a Book-Entry Confirmation (as defined in Section 3 of the Offer to Purchase) with respect to such Shares, in either case together with a properly completed and duly executed Letter of Transmittal (or a manually signed facsimile thereof), with any required signature guarantees or an Agent's Message (as defined in Section 2 of the Offer to Purchase) in connection with a book-entry transfer, and any other documents required by the Letter of Transmittal, all within three New York Stock Exchange, Inc. trading days after the date hereof.


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
Name of Firm:
      ---------------------------------       ---------------------------------------------
                                                         (Authorized Signature)
Address:
          -----------------------------       Name:
                                                   ----------------------------------------
---------------------------------------                     (Please Type or Print)
                            (Zip Code)        Title:
                                                     --------------------------------------
Area Code and Tel. No.:
                         --------------
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NOTE:    DO NOT SEND CERTIFICATES EVIDENCING SHARES WITH THIS NOTICE OF
         GUARANTEED DELIVERY.  CERTIFICATES FOR SHARES SHOULD ONLY BE SENT
         TOGETHER WITH YOUR LETTER OF TRANSMITTAL.


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